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Exhibit 23.1

CONSENT

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 19, 2002, in Amendment No. 5 to the registration Statement (Form S-1 No. 333-87964) and related Prospectus of SI International, Inc. for the registration of 5,002,500 shares of its common stock.

Ernst & Young LLP

McLean, Virginia
November 7, 2002

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  Exhibit 23.1
CONSENT